                                                                    EXHIBIT 10.2

================================================================================

                       AMENDED AND RESTATED LOAN AGREEMENT

                         dated as of September 30, 2004

                                      among

                            T-3 ENERGY SERVICES, INC.

                                   as Borrower

                                       and

                        WELLS FARGO ENERGY CAPITAL, INC.

                                    as Lender

                          and as Agent for the Lenders

                                       and

                                   the Lenders

================================================================================

ARTICLE I                  Definitions.................................................      1
         Section 1.1       Definitions.................................................      1
         Section 1.2       Other Definitional Provisions...............................     14

ARTICLE II                 The Loan....................................................     14
         Section 2.1       Commitment..................................................     14
         Section 2.2       The Notes...................................................     15
         Section 2.3       Repayment of Loans..........................................     15
         Section 2.4       Interest....................................................     15
         Section 2.5       Use of Proceeds.............................................     15
         Section 2.6       Funding Procedure...........................................     15
         Section 2.7       Method of Payment...........................................     16
         Section 2.8       Voluntary Prepayment........................................     16
         Section 2.9       Mandatory Prepayment........................................     16
         Section 2.10      Pro Rata Treatment..........................................     17
         Section 2.11      Facility Fees...............................................     17
         Section 2.12      Non-Receipt of Funds by the Agent...........................     17
         Section 2.13      Withholding Tax Exemption...................................     18
         Section 2.14      Computation of Interest.....................................     18
         Section 2.15      Capital Adequacy............................................     18

ARTICLE III                Security....................................................     19
         Section 3.1       Collateral..................................................     19
         Section 3.2       Setoff......................................................     20

ARTICLE IV                 Conditions Precedent........................................     20

ARTICLE V                  Representations and Warranties..............................     24
         Section 5.1       Corporate Existence.........................................     24
         Section 5.2       Projections; Financial Statements...........................     24
         Section 5.3       Corporate Action: No Breach.................................     24
         Section 5.4       Operation of Business.......................................     25
         Section 5.5       Litigation and Judgments....................................     25
         Section 5.6       Rights in Properties: Liens.................................     25
         Section 5.7       Enforceability..............................................     25
         Section 5.8       Approvals...................................................     25
         Section 5.9       Debt........................................................     25
         Section 5.10      Taxes.......................................................     26
         Section 5.11      Use of Proceeds: Margin Securities..........................     26
         Section 5.12      ERISA.......................................................     26
         Section 5.13      Disclosure..................................................     26
         Section 5.14      Subsidiaries................................................     27
         Section 5.15      Agreements..................................................     27
         Section 5.16      Compliance with Laws........................................     27
         Section 5.17      Investment Company Act......................................     27
         Section 5.18      Public Utility Holding Company Act..........................     27

                                Table of Contents
                                   (continued)

                                                                                           Page
                                                                                           ----
         Section 5.19      Environmental Matters.......................................     27

ARTICLE VI                 Affirmative Covenants.......................................     29
         Section 6.1       Reporting Requirements......................................     29
         Section 6.2       Maintenance of Existence: Conduct of Business...............     32
         Section 6.3       Maintenance of Properties...................................     32
         Section 6.4       Taxes and Claims............................................     32
         Section 6.5       Insurance...................................................     32
         Section 6.6       Inspection Rights...........................................     32
         Section 6.7       Keeping Books and Records...................................     32
         Section 6.8       Compliance with Laws........................................     32
         Section 6.9       Compliance with Agreements..................................     32
         Section 6.10      Further Assurances..........................................     33
         Section 6.11      ERISA.......................................................     33
         Section 6.12      Additional Material Subsidiaries as Guarantors: Additional
                           Designated Subsidiaries as Guarantors; Execution of
                           Additional Security Agreements-Guarantors...................     33
         Section 6.13      Continuity of Operations....................................     34
         Section 6.14      Intercompany Notes..........................................     34
         Section 6.15      Additional Appraisals.......................................     34

ARTICLE VII                Negative Covenants..........................................     34
         Section 7.1       Debt........................................................     34
         Section 7.2       Limitation on Liens.........................................     36
         Section 7.3       Mergers, Dissolutions, Etc..................................     37
         Section 7.4       Loans and Investments.......................................     38
         Section 7.5       Transactions With Affiliates................................     38
         Section 7.6       Disposition of Assets.......................................     39
         Section 7.7       Sale and Leaseback..........................................     39
         Section 7.8       Nature of Business..........................................     39
         Section 7.9       Environmental Protection....................................     40
         Section 7.10      Accounting..................................................     40
         Section 7.11      Changes to Subordinated Debt................................     40
         Section 7.12      Restrictions on Certain Subsidiaries........................     40
         Section 7.13      Restricted Payments.........................................     41


ARTICLE VIII               Financial Covenants.........................................     41
         Section 8.1       Consolidated Net Worth......................................     41
         Section 8.2       Fixed Charge Coverage Ratio.................................     41
         Section 8.3       Leverage Ratio..............................................     42
         Section 8.4       Senior Leverage Ratio.......................................     42
         Section 8.5       Capital Expenditures........................................     42

                                Table of Contents
                                   (continued)

                                                                                           Page
                                                                                           ----
ARTICLE IX                 Default.....................................................     42
         Section 9.1       Events of Default...........................................     42
         Section 9.2       Remedies Upon Default.......................................     44
         Section 9.3       Performance by the Agent....................................     45

ARTICLE X                  The Agent...................................................     45
         Section 10.1      Appointment, Powers and Immunities..........................     45
         Section 10.2      Rights of Agent as a Lender.................................     47
         Section 10.3      Sharing of Payments, Etc....................................     47
         Section 10.4      Indemnification.............................................     47
         Section 10.5      Independent Credit Decisions................................     48
         Section 10.6      Several Commitments.........................................     49
         Section 10.7      Successor Agent.............................................     49

ARTICLE XI                 Miscellaneous...............................................     49
         Section 11.1      Expenses....................................................     49
         Section 11.2      Indemnification.............................................     50
         Section 11.3      Limitation of Liability.....................................     50
         Section 11.4      No Duty.....................................................     51
         Section 11.5      Lender Not Fiduciary........................................     51
         Section 11.6      No Waiver; Cumulative Remedies..............................     51
         Section 11.7      Successors and Assigns......................................     51
         Section 11.8      Survival....................................................     54
         Section 11.9      ENTIRE AGREEMENT; AMENDMENTS................................     54
         Section 11.10     Maximum Interest Rate.......................................     55
         Section 11.11     Notices.....................................................     55
         Section 11.12     GOVERNING LAW; VENUE; SERVICE OF PROCESS.................        56
         Section 11.13     Counterparts................................................     56
         Section 11.14     Severability................................................     56
         Section 11.15     Headings....................................................     56
         Section 11.16     Non-Application of Chapter 346 of Texas Finance Code........     57
         Section 11.17     Construction................................................     57
         Section 11.18     Independence of Covenants...................................     57
         Section 11.19     Waiver of Trial By Jury.....................................     57
         Section 11.20     Amendment and Restatement; Release..........................     57

ARTICLE XII                Arbitration.................................................     58
         Section 12.1      Arbitration.................................................     58
         Section 12.2      Governing Rules.............................................     58
         Section 12.3      No Waiver; Provisional Remedies, Self-Help and Foreclosure..     58
         Section 12.4      Arbitrator Qualifications and Powers Awards.................     59
         Section 12.5      Judicial Review.............................................     59
         Section 12.6      Miscellaneous...............................................     59

                                Table of Contents
                                   (continued)

Schedules

5.5          Litigation
5.10         Tax Matters
5.14         Subsidiaries
5.19         Environmental Matters
6.14         Intercompany Notes
7.1          Existing Permitted Debt
7.2          Existing Permitted Liens
7.5          Transaction with Affiliates

Exhibits

A            Note
B            Compliance Certificate
C            Assignment and Acceptance

                       AMENDED AND RESTATED LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of September 30, 2004 (this "Agreement"), is among T-3 ENERGY SERVICES, INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation ("WFEC"), as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

      The Borrower, the Agent and WFEC, as sole Lender, are party to that certain Loan Agreement dated as of December 17, 2001 (as amended, modified or supplemented from time to time to the date of this Agreement, the "Existing Loan Agreement"), pursuant to which such Lender has extended credit to the Borrower in the form of a single advance term loan in the original principal amount of $12,000,000.

      The Borrower has requested WFEC to renew, rearrange and extend such $12,000,000 term loan and extend additional credit in the form of a single advance term loan in the original principal amount of $3,000,000. WFEC, as the sole initial lender, is willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of the loans and extensions of credit hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

      Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

      "AAA" has the meaning given to such term in Section 12.2 of this Agreement.

      "Additional Advance" means the advance of funds in the total amount of $3,000,000 by the Agent on behalf of the Lenders to the Borrower pursuant to
Section 2.1.

      "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of such Person; or (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall any of the Agent and the Lenders be deemed an Affiliate of the Borrower or any of its Subsidiaries.

      "Agent" has the meaning given to such term in the first paragraph of this Agreement.

      "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer") by the Borrower or any of its Subsidiaries, directly or indirectly, in one or a series of related transactions, to any Person other than the Borrower or any of its Subsidiaries of (a) any Capital Stock of any of Borrower's Subsidiaries, (b) all or substantially all of the properties and assets of the Borrower and its Subsidiaries representing a division or line of business or (c) any other properties or assets of the Borrower or any of its Subsidiaries, other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" does not include (a) any transfer of properties or assets between or among the Borrower and the Guarantors pursuant to transactions that do not violate any provision of this Agreement, or (b) the sale or issuance of the Borrower's Capital Stock.

      "Assignee" has the meaning given to such term in Section 11.7 (b).

      "Assignment and Acceptance" means an Assignment and Acceptance, in substantially the form attached hereto as Exhibit "C" with appropriate completions.

      "Authorized Representative" means any officer or employee of the Borrower who has been designated in writing by the Borrower to the Agent to be an Authorized Representative.

      "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

      "Borrower" has the meaning given to such term in the first paragraph of this Agreement.

      "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

      "Calculation Period" means the period of four Fiscal Quarters ended as of such date or, if a calculation is performed on a date other than the last day of any Fiscal Quarter, the period of twelve months ending on such date.

      "Capital Expenditures" means, for any Person, all expenditures for assets which, in accordance with GAAP, are properly classified as equipment, real property, improvements, fixed assets or a similar type of capitalized asset and which would be required to be capitalized and shown on the balance sheet of such Person.

      "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated).

      "Cash Equivalent Investment" means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, corporate demand notes or other debt securities having a maturity or tender right less than one year from the date of issuance thereof, in each case (unless issued by a Senior Lender or its holding company) rated in one of the two highest rating categories by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Senior Lender (or other commercial banking institution of the stature referred to in clause
(c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Senior Lender (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Senior Lender for the purpose of investing in investment grade loans to any corporation (other than the Borrower or an Affiliate of the Borrower) , state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

      "Cash Taxes" means, for any Person, the sum of all cash income taxes paid or required to be paid during the period in question, as determined in accordance with GAAP.

      "Change of Control" means the occurrence of any transaction or event by which any Person, or two or more Persons acting in concert, acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of more than 50% of the outstanding shares of the Borrower's voting stock.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

      "Collateral" has the meaning given to such term in Section 3.1.

      "Commitment" means as to each Lender the obligation of such Lender to renew, rearrange and extend all of its portion of the Debt evidenced by the Existing Note and fund all of its portion of the Additional Advance pursuant to
Section 2.1 in the principal amounts set forth opposite the name of such Lender on the signature pages hereto or to the most recent amendment hereto under the heading "Commitment" or on the signature pages of an Assignment and Acceptance, as the case may be.

      "Compliance Certificate" means a certificate, in substantially the form of Exhibit "B" attached hereto, properly completed and signed by the Borrower.

      "Consolidated Net Income" means, for any period, the consolidated net income (or loss) determined in conformity with GAAP of the Borrower and its Subsidiaries.

      "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as Stockholders' Equity on a consolidated balance sheet of the Borrower and its Subsidiaries.

      "Contingent Liabilities" means, as applied to any Person, those direct or indirect liabilities of that Person which, in conformity with GAAP, would be included as liabilities of that Person on a consolidated balance sheet of such Person, with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor") including, without limitation, any obligation of such Person upon the occurrence of certain circumstances, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Liabilities shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liabilities are made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

      "Current Maturities" means as to any Person, at any date, the current maturities of Funded Debt determined in accordance with GAAP.

      "Debt" means as to any Person at any time (without duplication as to such Person on a consolidated basis): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or which are being contested in good faith and for which adequate reserves have been established, (d) all Capital Lease Obligations of such Person, (e) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (f) all reimbursement obligations of such Person (whether contingent or otherwise and whether or not a request for funding has been made) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan, (h) all Contingent Liabilities and (i) all obligations under any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreement or any option with respect to any such transaction.

      "Default" means the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

      "Default Rate" means a rate of interest of 12% per annum.

      "Dollars" and "$" mean lawful money of the United States of America.

      "Domestic Guarantors" means (a) all the Material Subsidiaries which are Domestic Subsidiaries, and (b) all other Domestic Subsidiaries which have been designated by the Borrower to be Domestic Guarantors pursuant to the Senior Credit Agreement.

      "Domestic Subsidiary" means any Subsidiary of the Borrower which is organized and existing under the laws of the United States of America or any state thereof.

      "EBITDA" means as to any Person, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining Consolidated Net Income for such period (i) Interest Expense for such period, (ii) Tax Expense for such period, (iii) Non-Cash Charges for such period, (iv) the amount of any amortization of, or write-downs or write-offs of intangibles (including but not limited to, goodwill) for such period, and (v) any charges taken in connection with the prepayment, redemption or repurchase of Debt, minus (c) without duplication and to the extent included in determining Consolidated Net Income for such period, any extraordinary gains and extraordinary non-cash credits for such period, plus
(d) historical EBITDA of acquired entities for periods included in the applicable Calculation Period in which such acquired entities were not Subsidiaries of the Borrower, so long as the financial statements of such acquired entities are in form and detail satisfactory to the Agent, minus (e) historical EBITDA of sold entities for periods included in the applicable Calculation Period in which such sold entities were Subsidiaries of the Borrower.

      "EDGAR" means the Electronic Data Gathering, Analysis and Retrieval program operated by the SEC pursuant to Regulation ST of the General Rules and Regulations of the SEC under the Securities Act of 1933, and shall include any successor program.

      "Effective Date" means the date on which all the conditions precedent set forth in Article IV have been satisfied or waived in writing by the Agent and the Lenders.

      "Eligible Assignee" means any commercial bank, savings and loan association; savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) acceptable to the Agent, and having combined capital and surplus of at least $500,000,000.

      "Environmental Law" means any and all foreign, federal, state, and local laws, regulations, requirements, ordinances, rules, orders, decrees, or governmental restrictions pertaining to health, safety, the environment, including, pollution and the protection of the environment, or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as such laws, regulations, and requirements may be amended or supplemented from time to time.

      "Environmental Liabilities" means, as to any Person, all liabilities (contingent or otherwise), obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, indemnities, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or equity interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or equity interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or equity interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is or has been a member of the same controlled group of corporations (within the meaning of Section 414 (b) of the Code) as the Borrower or is or has been under common control with the Borrower within the meaning of Section 414 (b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "Event of Default" has the meaning specified in Section 9.1.

      "Existing Loan Agreement" is defined in the recitals to this Agreement.

      "Existing Note" means that certain Promissory Note dated December 17, 2001 in the principal amount of $12,000,000 made by the Borrower to the order of WFEC.

      "Facility Rate" means a rate of interest of 10% per annum.

      "Federal Funds Rate" means, for any day, the rate per annum, (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

      "First Reserve" means First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership.

      "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

      "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries, which period is the 12 month period ending on December 31 of each year.

      "Fixed Charge Coverage Ratio" means as to any Person, at any date, the ratio of (a) EBITDA for the Calculation Period, divided by (b) the sum of (i) Current Maturities as of such date, plus (ii) cash Interest Expense for the Calculation Period, plus (iii) Cash Taxes for the

Calculation Period, plus (iv) actual cash Maintenance Capital Expenditures for the Calculation Period.

      "Foreign Guarantors" means (a) all of the Material Subsidiaries and which have executed a Guaranty Agreement, which are Foreign Subsidiaries, provided that, no Foreign Subsidiary shall become a Foreign Guarantor under this clause
(a) if delivery of a Guaranty Agreement - Foreign by such Foreign Subsidiary would result in material increased tax or similar liabilities for the Borrower and its Subsidiaries on a consolidated basis, and (b) all other Foreign Subsidiaries which have been designated by the Borrower to be Foreign Guarantors pursuant to the Senior Credit Agreement and which have executed a Guaranty Agreement.

      "Foreign Subsidiary" means any Subsidiary of the Borrower which is organized and existing under the laws of a jurisdiction other than the United States of America or any state thereof.

      "Funded Debt" means, at any time, the aggregate obligations of the Borrower and its Subsidiaries (determined on a consolidated basis) for Debt for borrowed money (including, without limitation, the Senior Debt, Debt governed by this Agreement and the Subordinated Debt), plus Capital Lease Obligations.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

      "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

      "Guarantors" means the Domestic Guarantors and the Foreign Guarantors.

      "Guaranty Agreement" means a Guaranty Agreement-Domestic or a Guaranty Agreement-Foreign, and "Guaranty Agreements" means the Guaranty
Agreements-Domestic and the Guaranty Agreements-Foreign.

      "Guaranty Agreement-Domestic" means the Amended and Restated Guaranty Agreement-Domestice Guarantord dated of even date herewithexecuted by each Domestic Guarantor in favor of the Agent for the benefit of the Lenders, as the same may be amended, restated, supplemented, or modified from time to time.

      "Guaranty Agreement-Foreign" means a guarantee agreement in form and substance satisfactory to the Agent executed by a Foreign Guarantor in favor of the Agent, as the same may be amended, supplemented, or modified from time to time.

      "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

      "Institutional Debt" means unsecured Debt for borrowed money which may be raised by the Borrower or any of its Subsidiaries in the private placement or public debt markets pursuant to terms satisfactory to the Required Lenders, but which shall exclude Subordinated Debt.

      "Intercompany Notes" means those certain promissory notes described on
Schedule 6.14 and any other intercompany note executed at any time after the Effective Date, as each such promissory note may be renewed, extended, amended, restated, replaced, or otherwise modified from time to time. The term "Intercompany Note" means any one of the Intercompany Notes.

      "Intercreditor Agreement" means the intercreditor agreement dated of even date herewith among the Borrower, the Agent, Wells Fargo Energy Capital, Inc. as sole provider of the Debt governed by this Agreement, Wells Fargo Bank, as agent for the Senior Lenders, and the Senior Lenders in form and substance satisfactory to the Agent, setting forth the relative rights of the Agent, and Lenders hereunder and the Senior Lenders, as providers of the Senior Debt.

      "Interest Expense" means the sum of all interest expense (whether cash or non-cash) paid or required by its terms to be paid during the period in question, as determined in accordance with GAAP, with respect to the Funded Debt of a Person or any portion thereof.

      "Lender" has the meaning given to such term in the first paragraph of this Agreement.

      "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amounts of all outstanding letters of credit issued for the account of the Borrower or any of its Subsidiaries.

      "Leverage Ratio" means, as to any Person, at any date, the ratio of (a) Total Debt as of the last day of the Calculation Period divided by (b) EBITDA for the Calculation Period.

      "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

      "Loans" means the loans and extensions of credit by the Lenders to or for the benefit of the Borrower pursuant to this Agreement.

      "Loan Documents" means this Agreement, the Intercreditor Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, restated, modified, renewed, extended, or supplemented from time to time.

      "Maintenance Capital Expenditures" means all Capital Expenditures other than those made for the original purchase of equipment, real property, improvements, fixed assets or similar type of capitalized asset.

      "Material Adverse Effect" means (a) a material adverse effect on (i) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform their respective obligations under this Agreement or any of the other Loan Documents, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents, or the rights or remedies of the Agent or the Lenders hereunder or thereunder or (b) civil or criminal liability for the Agent or the Lenders under Environmental Laws.

      "Material Subsidiary" means any Subsidiary which constitutes a "significant subsidiary" under Regulation SX of the Securities Exchange Act of 1934, as amended.

      "Maturity Date" means September 30, 2008, or such earlier date on which the Loans is accelerated as provided in this Agreement.

      "Maximum Rate" means, with respect to any Lender, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the indebtedness created under this Agreement, the Notes, or any other Loan Document under the laws which are presently in effect in the United States and the State of Texas applicable to the Lenders, such holders and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. To the extent that Chapter 303 of the Texas Finance Code (the "Finance Code"), is relevant to any Lender or any holder of the Notes for the purposes of determining the Maximum Rate, each such Person shall determine such applicable legal rate under the Finance Code pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Finance Code; subject, however, to the limitations on such applicable ceiling referred to and defined in Chapter 303 of the Finance Code, and further subject to any right such Person may have subsequently, under applicable law, to change the method of determining the Maximum Rate. If no Maximum Rate is established by applicable law, then the Maximum Rate shall be equal to 18% per annum.

      "Mortgages" means mortgages or deeds of trust, as appropriate, executed by Borrower or the applicable Subsidiary, as the case may be, in form and substance satisfactory to Agent, granting a lien, subject to Permitted Liens and second in priority only to the lien securing the

Senior Debt, to Agent for the ratable benefit of Lenders on all real property owned by Borrower and each Subsidiary domiciled in the United States.

      "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any predecessor thereto or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Cash Proceeds" means, with respect to (a) any Asset Sale, (b) any other transfer or disposition of any asset to a third party, (c) issuance of any Institutional Debt or Subordinated Debt, or (d) issuance of any Capital Stock, the aggregate amount of cash and Cash Equivalent Investments received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes paid or payable as a result of such transaction.

      "Net Income" means, for any period, the net income (or loss) determined in conformity with GAAP of the Borrower.

      "Non-Cash Charges" means as to any Person, for any period, depreciation, amortization and other non-cash charges, determined in accordance with GAAP.

      "Notes" means the promissory notes of the Borrower payable to the order of the Lenders, in substantially the form attached hereto as Exhibit "A" with appropriate completions, and all extensions, renewals, replacements, modifications, supplements or rearrangements thereof from time to time, and "Note" means any one of the Notes.

      "Obligated Party" means each Guarantor or any other Person who is or becomes party to any agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

      "Obligations" means all obligations, indebtedness and liabilities of the Borrower and its Subsidiaries to the Agent, the Lenders, any of their respective Affiliates, or any or some of them, arising pursuant to this Agreement or any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

      "Payment Date" means the last day of each March, June, September and December, commencing December 31, 2004.

      "Payor" has the meaning given to such term in Section 2.10.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

      "Percentage" means at any time with respect to any Lender, such Lender's portion, expressed as a percentage, of the aggregate outstanding amount of the Loans.

      "Permitted Liens" has the meaning assigned to it in Section 7.2.

      "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

      "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate.

      "Pledge and Security Agreement" means (a) with respect to Borrower and each Domestic Guarantor, the Amended and Restated Pledge and Security Agreement dated of even date herewith, executed by the Borrower and each Domestic Guarantor in favor of the Agent for the benefit of the Lenders; and (b) with respect to each Foreign Guarantor, a pledge and security agreement executed by such Foreign Guarantor in favor of the Agent in form and substance satisfactory to the Agent; in each case, as the same may be amended, restated, supplemented or modified from time to time.

      "Principal Office" means the respective principal office of the Agent and the Lenders, presently located for such Persons at the addresses shown under the signature line of such Persons in this Agreement.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

      "Register" has the meaning assigned to it in Section 11.7(d).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to a Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

      "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations in post-remedial monitoring and care.

      "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

      "Required Lenders" means at any Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in the Loans under Section 11.7(a)).

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders.

      "SEC" means the Securities and Exchange Commission of the United States of America, and includes any successor agency.

      "Senior Credit Agreement" means that certain First Amended and Restated Credit Agreement dated of even date herewith by and among the Borrower, as borrower, Wells Fargo Bank, as lender and agent, and the other lenders thereto, as such Credit Agreement may be amended from time to time.

      "Senior Debt" means the Debt of the Borrower governed by the Senior Credit Agreement.

      "Senior Lenders" means from time to time the Persons who are party to and lenders under the Senior Credit Agreement.

      "Senior Leverage Ratio" means, as to any Person, as of any date, the ratio of (a) Senior Debt as of the last day of the Calculation Period to (b) EBITDA of the Borrower and the Subsidiaries for the Calculation Period.

      "Stockholders Equity" has the meaning given to such term under GAAP.

      "Subordinated Debt" means Debt of a Person which has been subordinated to the Obligations in form and substance and upon terms satisfactory to the Agent and the Required Lenders.

      "Subsidiary" means any Person of which or in which the Borrower and its other Subsidiaries own or control, directly or indirectly, 50% or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the directors or equivalent body of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

      "Tax Expense" means, for any period, all expenses incurred during such period by the Borrower and its Subsidiaries, on a consolidated basis, in connection with income tax obligations, all as determined in accordance with GAAP.

      "Total Debt" means, as of the date of determination, the sum of (a) Funded Debt, plus (b) Letter of Credit Liabilities, plus (c) Contingent Liabilities with respect to Funded Debt.

      "UCC" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

      "Wells Fargo Bank" means Wells Fargo Bank, National Association, a national banking association.

      "WFEC" has the meaning given to such term in the first paragraph of this Agreement.

      Section 1.1 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                                    The Loan

      Section 2.1 Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees on the Effective Date to (a) renew, rearrange and extend the full amount of its Commitment of all of the Debt evidenced by the Existing Note, being $12,000,000 of principal, and (b) fund the full amount of its Commitment of the Additional Advance to the Borrower. The Borrower may not borrow, repay, and reborrow such Loans. Immediately upon a Lender renewing, rearranging and extending the full amount of its Commitment of all of the Debt evidenced by the Existing Note and funding the full amount of its Commitment of the Additional Advance, its Commitment shall be automatically terminated. The portion of the Additional Advance made by each Lender shall be made at such Lender's Principal Office and the portion of the Loans maintained by each Lender shall be maintained at such Lender's Principal Office.

    Section 2.2 The Notes. The obligation of the Borrower to repay the Loans and interest thereon shall be evidenced by a Note executed by the Borrower, payable to the order of each Lender, in the principal amount of such Lender's Commitment and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 11.7.

      Section 2.3 Repayment of Loans. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Loans shall be repaid on the Maturity Date.

      Section 2.4 Interest. The unpaid principal amount of the Loans shall bear interest prior to maturity at the lesser of (a) the Maximum Rate or (b) the Facility Rate. Accrued and unpaid interest on the Loans shall be due and payable
(a) on each Payment Date and (b) on the Maturity Date.

      Notwithstanding the foregoing, after an Event of Default and during any continuance thereof, at the Agent's election or at the request of the Required Lenders, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, as appropriate, and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Loans or to exercise any other rights or remedies under the Loan Documents.

      Section 2.5 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower (a) to refinance Debt of the Borrower under the Existing Loan Agreement, and (b) for acquisition of assets or Equity Interests in other Persons permitted under this Agreement (or as otherwise agreed in writing by the Required Lenders), (c) for general corporate and working capital purposes in the ordinary course of business and (d) to finance fees and expenses incurred in connection with the closing of the credit transactions described in this Agreement and in the Senior Credit Agreement.

      Section 2.6 Funding Procedure. On the Effective Date, the Agent shall notify each Lender of the effectiveness of this Agreement. Promptly thereafter, each Lender will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, the full amount of its Commitment of the Additional Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make the Additional Advance available to the Borrower by either (i) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with Wells Fargo Bank at Wells Fargo Bank's Principal Office, or (ii) transmitting the funds by wire transfer according to instructions provided by the Borrower.

      Section 2.7 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at its Principal Office for the account of each Lender's Principal Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than

11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 2.10 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Principal Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

      Section 2.8 Voluntary Prepayment. In the event the Borrower desires to prepay all, or a portion of the Loans, it shall notify the Agent in writing of such desire and request that the Lenders submit to the Borrower, such amount or amounts as each Lender determines are necessary to compensate it for any cost or expense incurred by such Lender as a result of any prepayment, said cost or expense to be the actual cost or expense charged to such Lender using its customary breakage fee calculation (hereinafter referred to as "Breakage Fee"). Upon receipt of such written notice from the Borrower of its desire to make such a prepayment, the Lenders shall obtain and furnish to the Agent and the Borrower, within five (5) Business Days, in writing, the amount of the respective Breakage Fee the Borrower is being charged, and upon receipt of the amount of such charges if any, the Borrower shall make its proposed prepayment, including therewith the Breakage Fee, within five (5) Business Days of receipt of the written Breakage Fee amount from the Lenders. There shall be no other premium or penalty for any prepayment.

      Section 2.9 Mandatory Prepayment.

                  (a) At any time after the Senior Debt is repaid in full, the
            Senior Lenders have no obligations to make further loans to the Borrower pursuant to the Senior Credit Agreement and all letters of credit issued pursuant to the Senior Credit Agreement have been cash secured on a dollar for dollar basis, promptly upon receipt of the Net Cash Proceeds from any Asset Sale or sale/leaseback transaction with respect to the Borrower's or its Subsidiaries' motor vehicles, or receipt of any insurance proceeds with respect to properties or assets of the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans in accordance with Section 2.9(c) in an amount equal to 100% of the amount by which aggregate Net Cash Proceeds received from such Asset Sales or insurance proceeds during any twelve month period exceeds five percent of the Borrower's Consolidated Net Worth, and 100% of the amount of Net Cash Proceeds received from any such sale/leaseback transaction.

                  (b) At any time after the Senior Debt is repaid in full, the
            Senior Lenders have no obligations to make further loans to the Borrower pursuant to the Senior Credit Agreement and all letters of credit issued pursuant to the Senior Credit Agreement have been cash secured on a dollar for dollar basis, except as expressly set forth in this Section 2.9(b), if the Borrower or any of its Subsidiaries receives Net Cash Proceeds from the issuance of Capital Stock to any Person, and if at such time, the Leverage Ratio equals or exceeds
            3.50 to 1.00 (based on the most recent financial information in Agent's possession at the time of such determination), the Borrower shall prepay the Loans in accordance with Section 2.9(c) in a principal amount equal to 50% of the amount by which aggregate Net Cash Proceeds received from such issuances during any twelve month period exceeds $2,000,000. Notwithstanding the foregoing, the prepayment described above shall not be required in connection with
            (i) an issuance of Capital Stock to First Reserve and (ii) an issuance of Capital Stock made by April 30, 2006 to any other Person who has made material investments in, or otherwise has long-term experience in managing companies in, the Borrower's industry so long as the aggregate Net Cash Proceeds received from such issuances pursuant to clause (ii) of this sentence does not exceed $20,000,000; provided, that, if the aggregate Net Cash Proceeds received from such issuances pursuant to clause (ii) of this sentence does exceed $20,000,000, the Borrower shall prepay the Loans in accordance with Section 2.9(c) in a principal amount equal to 50% of the amount of such excess.

                  (c) Any prepayment made under Sections 2.9(a) or (b) shall (i)
            be applied first to accrued interest and the remainder to principal and (ii) not be subject to any minimum payment provisions contained in this Agreement.

      Section 2.10 Pro Rata Treatment. Each payment and prepayment of principal of or interest on the Loans by the Borrower shall be made to the Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans.

      Section 2.11 Facility Fee. Upon the execution and delivery of this Agreement by the Lenders, the Borrower will pay the Lenders a facility fee of $300,000.00.

      Section 2.12 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by the Borrower prior to the date on which the Borrower is to make a payment to the Agent for the account of one or more of the Lenders (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Borrower does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended Lender on such date and, if the Borrower has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

      Section 2.13 Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax. Notwithstanding any provisions of this agreement to the contrary, the Borrower shall make payments net of, and after deductions for, taxes and shall not be required to increase any such amount payable to any non-U.S. Lender that fails to comply with this section.

      Section 2.14 Computation of Interest. Interest on the Loans and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day).

      Section 2.15 Capital Adequacy. If after the date hereof, any adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by a Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Agent), the Borrower agrees to pay to such Lender (or its parent) such additional amount or amounts as will compensate such Lender for such reduction. Any such demand shall be accompanied by a certificate of such Lender claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive (absent manifest error), provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

                                  ARTICLE III

                                    Security

      Section 3.1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrower and the Guarantors (as the case may be) have executed and delivered the documents described below covering the property and collateral described in this Section 3.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) The Borrower and the Domestic Guarantors have respectively executed the Pledge and Security Agreement pursuant to which such Persons have granted to the Agent for its benefit and the benefit of the Lenders a security interest, subordinate in priority to Liens securing the Senior Debt, in (i) all of such Persons' accounts accessions, chattel paper, commercial tort claims, commodity accounts, commodity contracts, deposit accounts, documents, equipment, financial assets, fixtures, general intangibles, goods, instruments, intellectual property, inventory, investment property, letters of credit, letter of credit rights, payment intangibles, licenses, permits, securities, securities accounts, security entitlements, software, supporting obligations, cash and cash accounts, (ii) 100% of the Capital Stock issued to such Persons by any Domestic Subsidiary or Foreign Guarantor, (iii) 65% of the Capital Stock issued to such Persons by any Foreign Subsidiary that is not a Foreign Guarantor, (iv) promissory notes made by any Subsidiary payable to the order of the Borrower or such Domestic Guarantor, and (v) all products and proceeds related to any of the above.

                  (b) The Borrower and the Domestic Guarantors have respectively executed the Mortgages pursuant to which such Persons have granted to the Agent for its benefit and the benefit of the Lenders a lien, subordinate in priority to the Liens securing the Senior Debt, on all unencumbered real property owned by such Persons.

                  (c) The Borrower and the Guarantors shall execute or
            authenticate and cause to be executed or authenticated, such further agreements, documents and instruments, including without limitation, as applicable, financing statements under the UCC, as the Agent, in its sole discretion, deems necessary or desirable to create, preserve, evidence, and perfect its liens and security interests in the Collateral.

      Section 3.2 Setoff. If an Event of Default shall have occurred and is continuing, the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement, the Notes or any other Loan Document and although such Obligations may be unmatured. The Agent and each Lender agree promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of the Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent and such Lender may have.

                                   ARTICLE IV

                              Conditions Precedent

      This Agreement is not effective, and the obligation of each Lender to renew, rearrange and extend the full amount of its Commitment of all of the Debt evidenced by the Existing Note and fund the full amount of its Commitment of the Additional Advance pursuant to Section 2.1 is subject to the condition precedent that the Agent shall have received (or waived or postponed in writing the requirement that it receive or to the extend the same is received by Wells Fargo Bank as agent for the Senior Lenders as indicated) on or before the day of the renewal, rearrangement and extension of the Debt evidenced by the Existing Note and the making of the Additional Advance all of the items set forth below in form and substance satisfactory to the Agent.

            (a) Certificate - Borrower. A certificate of the Secretary or an Assistant Secretary or other appropriate officer of the Borrower certifying (i) resolutions of the Board of Directors of the Borrower which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party hereunder, (ii) the names and signatures of the officers of the Borrower authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party hereunder, and
      (iii) that the attached certificate of incorporation and the bylaws of the Borrower are correct and complete copies. The Agent and the Lenders may conclusively rely on such certificate until the Agent receives notice in writing from the Borrower to the contrary.

            (b) Certificate - Guarantors. A certificate of the Secretary or an Assistant Secretary or other appropriate officer of each Guarantor certifying (i) resolutions of the Board of Directors of such Guarantor or actions of any other body which authorize the execution, delivery and performance by such Guarantor of the Loan Documents to which such Guarantor is or is to be a party hereunder,
      (ii) the names and signatures of the officers of such Guarantor authorized to sign the Loan Documents to which such Guarantor is or is to be a party hereunder and (iii) that the articles or certificate of incorporation, bylaws, partnership agreements, or other organizational documents of such Guarantor have not been modified in any respect from the copies previously provided to the Agent and the Lenders in connection with the Existing Loan Agreement. The Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from such Guarantor to the contrary.

            (c) Governmental Certificates - Borrower. Certificates of the appropriate government officials of the state of organization of the Borrower as to the existence and good standing of the Borrower.

            (d) Governmental Certificates - Guarantors. Certificates of the appropriate government officials of the jurisdiction of organization of each Guarantor as to the existence and good standing of such Guarantor.

            (e) Notes. The Notes executed by the Borrower.

            (f) Pledge and Security Agreement. The Pledge and Security Agreement executed by the Borrower and each Domestic Guarantor.

            (g) Guaranty Agreements-Domestic Guarantors. The Guaranty Agreement
      - Domestic executed by each Domestic Guarantor.

            (h) Landlord Waivers. Landlord lien waivers or subordinations, as the case may be, with respect to each location of equipment and inventory of Borrower and the Guarantors which is leased by Borrower or any such Guarantor and for which a landlord lien waiver or subordination is required by the Agent in its sole discretion, to the extent not previously delivered to the Agent in connection with the Existing Loan Agreement.

            (i) Stock Certificates. Stock certificates and blank stock powers with respect to the Capital Stock of T-3 Custom Coating Applicators, Inc. and T-3 Investment Corporation III which shall be taken by Wells Fargo Bank as agent for the Senior Lenders with respect to the senior lien position securing the Senior Debt.

            (j) Mortgages. With respect to real estate located at 103 and 106 Venture Boulevard, Houma, Louisiana, 14710 Cypress N. Houston, Cypress, Texas, and 1505 Avenue F, Bay City, Texas, Mortgages (in form and substance satisfactory to Agent) executed by Borrower or the applicable Guarantor, and any other party indicated on such Mortgage as a party for whom execution thereof is provided.

            (k) Amendments to Mortgages. With respect to those Mortgages previously delivered to the Agent in connection with the Existing Loan Agreement, amendments to Mortgages in form and substance satisfactory to the Agent.

            (l) Real Estate Appraisal. Satisfactory appraisals of the real estate secured by the Mortgages, to the extent not previously delivered to the Agent in connection with the Existing Loan Agreement,.

            (m) Title Insurance. With respect to each parcel of real estate secured by the Mortgages executed on the date hereof, (a) a binding commitment to issue a Mortgagee Policy of Title Insurance in form and substance satisfactory to Agent in an amount not less than the appraised value of the applicable real estate, insuring Agent's Lien on such real estate to be second in priority to only the lien of the Senior Lenders, which commitment shall be issued by Commonwealth Land Title Company and contain such endorsements as Agent may require, and shall be subject only to such exceptions as Agent shall approve in its sole discretion, and (b) with respect to those Mortgages previously delivered to the Agent in connection with the Existing Credit Agreement, proformas of title insurance endorsements, in form and substance satisfactory to the Agent; in each case, with all costs thereof to be paid by Borrower.

            (n) Survey. With respect to each parcel of real estate secured by the Mortgages, a survey with such certification as the Agent may require, to the extent not previously delivered to the Agent in connection with the Existing Loan Agreement.

            (o) Environmental Site Assessment. With respect to real estate located at 103 and 106 Venture Boulevard, Houma, Louisiana, 14710 Cypress
      N. Houston, Cypress, Texas, and 1505 Avenue F, Bay City, Texas, a satisfactory Phase I and/or Phase II Environmental Site Assessment, to the extent not previously delivered to the Agent in connection with the Existing Loan Agreement.

            (p) Opinion of Borrower's Counsel. A favorable opinion of legal counsel to the Borrower and the Guarantors in such form as the Agent may request, including without limitation opinions relating to the Loan Documents.

            (q) Financial Statements. Projected consolidated financial statements of Borrower and its Subsidiaries, including income statements, statements of cash flow, and balance sheets.

            (r) Appraisals. An updated appraisal of the fixed assets of the Borrower and each Guarantor, in form and substance satisfactory to the Agent.

            (s) Insurance Certificates. Certificates showing the existence of all insurance policies required by Section 6.5, naming the Agent as loss payee and additional insured.

            (t) Senior Credit Agreement. The Senior Credit Agreement shall have been executed and delivered by all parties thereto and all conditions precedent to the effectiveness of the Senior Credit Agreement and the initial loans thereunder have been satisfied or waived in writing by Wells Fargo Bank as agent for the Senior Lenders.

            (u) Intercreditor Agreement. The Intercreditor Agreement executed by the Agent, WFEC as the sole Lender, Wells Fargo Bank as agent for the Senior Lenders, the Senior Lenders and the Borrower.

            (v) Fees. Payment of all facility fees payable to the Lenders pursuant to Section 2.11.

            (w) UCC Searches. Uniform Commercial Code searches (as Agent shall deem necessary or appropriate) showing all financing statements on file against those Domestic Guarantors that have changed their names or jurisdictions of organization since December 17, 2001.

            (x) No Default. No Default or Event of Default shall have occurred and be continuing, or would result from the renewal, rearrangement and extension of the Debt evidenced by the Existing Note and the making of the Additional Advance.

            (y) Representations and Warranties. All of the representations and warranties contained in Article V hereof and in the other Loan Documents shall be true and correct on and as of the date of the renewal, rearrangement and extension of the Debt evidenced by the Existing Note and the making of the Additional Advance, as applicable with the same force and effect as if such representations and warranties had been made on and as of such date except for those that relate solely to a specific date.

            (z) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel may request.

                                   ARTICLE V

                         Representations and Warranties

      To induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to each such Person that:

      Section 5.1 Corporate Existence. The Borrower and each Subsidiary (a) is a corporation, partnership or limited liability company duly organized, validly existing, and in good standing to the extent applicable under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite organizational power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Guarantor has the corporation, partnership or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

      Section 5.2 Projections; Financial Statements. All financial information delivered by the Borrower to the Agent before the date of this Agreement has been prepared by the Borrower in good faith based upon reasonable assumptions consistent with each other and all facts then known to the Borrower. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 2003 and its unaudited consolidated and consolidating financial statements for the six month period ended June 30, 2004. Such financial statements have been prepared in accordance with GAAP except as expressly noted therein, and fairly present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected on such financial statements. Since June 30, 2004, there has been no event, occurrence or circumstance that has had a Material Adverse Effect.

      Section 5.3 Corporate Action: No Breach. The execution, delivery, and performance by the Borrower and its Subsidiaries of the Loan Documents to which such Persons are or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite organizational action on the part of such Persons and do not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws or other organizational documents of such Persons, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any material agreement or instrument to which the Borrower or any of its

Subsidiaries is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article IV) upon any of the revenues or assets of the Borrower or any Subsidiary.

      Section 5.4 Operation of Business. The Borrower and each of its Subsidiaries possess all material licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, material necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing in any respect that could reasonably be expected to have a Material Adverse Effect.

      Section 5.5 Litigation and Judgments. Except as disclosed on Schedule 5.5 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending (in respect of which process has been served on the Borrower or any of its Subsidiaries) , or to the knowledge of the President, Chief Executive Officer or any Vice President of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary, except as disclosed on
Schedule 5.5 hereto.

      Section 5.6 Rights in Properties: Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in all material respects in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 5.2, and none of the properties, assets or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 7.2.

      Section 5.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which the Borrower and its Subsidiaries are party, when delivered, shall constitute legal, valid, and binding obligations of the Borrower and its Subsidiaries as applicable, enforceable against the Borrower and its Subsidiaries as applicable, in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and by general equitable principles.

      Section 5.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower and its Subsidiaries of the Loan Documents to which the Borrower and its Subsidiaries are or may become a party or the validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to Loan Documents and appropriate filings with the SEC.

      Section 5.9 Debt. The Borrower and its Subsidiaries have no Debt, except Debt permitted by Section 7.1.

      Section 5.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, local and foreign) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges and other levies that are due and payable, in each case except for those contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are being maintained. Except as set forth on
Schedule 5.10, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

      Section 5.11 Use of Proceeds: Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

      Section 5.12 ERISA. The Borrower and each Subsidiary are in compliance with all applicable provisions of ERISA and the applicable provisions of the Code relating thereto. No Reportable Event which is required to be reported to the PBGC pursuant to Section 4043(b) of ERISA or Prohibited Transaction which could reasonably be expected to have a Material Adverse Effect has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate (nor any predecessor to the Borrower or any ERISA Affiliate) has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      Section 5.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower or any of its Subsidiaries in this Agreement or in any other Loan Document or furnished to the Agent or any Lender in connection with this Agreement or any of the transactions contemplated hereby (but excluding all projections and proforma financial statements which shall have been prepared in good faith and based upon reasonable assumptions) contains any untrue statement of a material fact and all such statements, information, reports, representations and warranties, taken as a whole, do not omit to state any material fact necessary to make the statements herein or therein not materially misleading. There is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect, or which could reasonably be expected to have, in the reasonable judgment of the Borrower, in the future a Material Adverse Effect, that has not been disclosed in writing to the Agent.

      Section 5.14 Subsidiaries; Material Subsidiaries. The Borrower has no Subsidiaries other than those listed on Schedule 5.14 hereto, and Schedule 5.14 lists the jurisdiction of organization or incorporation of each Subsidiary and the percentage of the Borrower's and its Subsidiaries' ownership of the outstanding voting stock or other similar interests of each such Subsidiary. All of the outstanding Capital Stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable. Except as may be agreed between the Borrower and Agent in writing, all Material Subsidiaries of the Borrower are Guarantors.

      Section 5.15 Agreements. Except as disclosed in SEC filings, neither the Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Guarantor is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party where such default or the effect thereof could reasonably be expected to result in a Material Adverse Effect.

      Section 5.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except where such Person's failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of, or "controlled by" an "investment company" within the meaning of, the Investment Company Act of 1940, as amended.

      Section 5.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 5.19 Environmental Matters. Except as disclosed on Schedule 5.19 hereto:

            (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws, except for occurrences of noncompliance which could not in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and its Subsidiaries with all Environmental Laws, except for occurrences of noncompliance which could not in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in effect and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits, except where failure to obtain or comply with such permits, licenses or authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary except (i) in amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) for dynamite and other explosives for which such Person possesses all licenses and permits necessary to comply with all Environmental Laws and other federal, state, local and foreign laws, regulations and requirements pertaining to the use, possession, disposal, storage or sale thereof, and such use, possession, disposal, storage or sale thereof is in compliance with Environmental Laws and such other laws, regulations and requirements except where failure to obtain or comply with such licenses or permits or to comply with such laws, regulations or requirements could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws,
      (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release, which, in the aggregate, could reasonably be expected to have a Material Adverse Effect;

            (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

            (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws except where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect;

            (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release, which

      Release or any aggregation thereof, or failure to file, could reasonably be expected to have a Material Adverse Effect; and

            (h) To the best of the Borrower's knowledge, no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

                                   ARTICLE VI

                              Affirmative Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any commitment to lend hereunder, the Borrower will perform and observe the following affirmative covenants:

      Section 6.1 Reporting Requirements. The Borrower will furnish the items set forth below to the Agent and the Lenders.

            (a) Annual Financial Statements. As soon as available, but in any event no later than the earlier of (i) five (5) days after filing the Borrower's Form 10 -- K Annual Report with the SEC, or (ii) 90 days after the end of the Borrower's Fiscal Year, the Borrower's Form 10-K Annual Report, including (i) the consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and (ii) the consolidated statements of earnings of the Borrower and its Subsidiaries and consolidated statements of changes in shareholders' equity of the Borrower and its Subsidiaries, and statements of changes in cash flows of the Borrower and its Subsidiaries as of and through the end of such Fiscal Year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Agent, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified. Additionally, concurrent with delivery of the information described above, the Borrower shall deliver (A) the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Year and (B) the unaudited consolidating statements of earnings of the Borrower and its Subsidiaries and consolidating statements of changes in shareholders' equity of the Borrower and its Subsidiaries and statements of changes in cash flows of the Borrower and its Subsidiaries as of and through the end of such Fiscal Year, all of which are prepared in accordance with GAAP, and certified by the chief financial officer, chief accounting officer, or another officer of the Borrower acceptable to the Agent.

            (b) Quarterly 10-Q of the Borrower. As soon as available, but in any event no later than the earlier of (i) five (5) days after filing the Borrower's Form 10 -- Q Quarterly Report with the SEC, or (ii) 45 days after the end of each Fiscal Quarter of the Borrower, the Borrower's Form 10-Q Quarterly Report, including (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such Fiscal Quarter and (ii) the consolidated and consolidating statements of earnings of the Borrower and its Subsidiaries in consolidated and consolidating statements of changes in shareholders' equity of the Borrower and its Subsidiaries, and statements of changes in cash flows of the Borrower and its Subsidiaries as of and through the end of such Fiscal Quarter, all of which are prepared in accordance with GAAP, and certified by the chief financial officer, chief accounting officer, or another officer of the Borrower acceptable to the Agent.

            (c) Compliance Certificate. Concurrently with the delivery of the Form 10-K's or Form 1O-Q's, as applicable, referred to in subsections 6.1(a) and 6.1(b), a Compliance Certificate of the chief financial officer, the chief accounting officer, the treasurer or the assistant treasurer of the Borrower or another officer of the Borrower acceptable to the Agent (i) stating, among other things, that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article VIII.

            (d) Annual Projected Financial Statements and Capital Expenditure Projections. As soon as available, but in any event no later than thirty
      (30) days after the end of each Fiscal Year of the Borrower, projected financial statements for the upcoming fiscal year of the Borrower and its Subsidiaries, including projected Capital Expenditures, in form and detail satisfactory to the Agent and prepared under the supervision of the chief financial officer or the chief accounting officer of the Borrower or another officer of the Borrower acceptable to the Agent.

            (e) Notice of Litigation. Promptly after the service of process or notice thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

            (f) Notice of Default. As soon as possible and in any event within two days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of the Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (g) ERISA Reports. Upon the request of the Agent from time to time copies of all reports, including annual reports, and notices which the Borrower or any

      Subsidiary files with or receives from the PBGC, the U.S. Department of Labor under ERISA or the Internal Revenue Service under the Code; and as soon as possible and in any event within five days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event which is required to be reported to the PBGC pursuant to Section 4043 (b) of ERISA or Prohibited Transaction which could be reasonably expected to have a Material Adverse Effect has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto.

            (h) Notice of Material Adverse Effect. As soon as possible and in any event within two days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of the Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect.

            (i) EDGAR Filings. Promptly following the filing thereof, written notice of each proxy statement or other document filed with EDGAR.

            (j) Notice of Actual or Contingent Liabilities. As soon as possible, and in any event within two Business Days after any of the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or any other employee serving in a comparable capacity (regardless of title) of the Borrower or any Guarantor obtains any knowledge, becomes aware or should have known through the exercise of prudent business judgment of the occurrence thereof, written notice of any actual or contingent liabilities which, if resolved adversely to such Person could reasonably be expected to have a Material Adverse Effect.

            (k) General Information. Within such a time period as Agent may reasonably request, such additional information and statements, lists of assets and liabilities, tax returns, financial statements, reporting statements and any other reports with respect to the Borrower's or any Subsidiary's financial condition, business operations and properties as the Agent may reasonably request from time to time.

      Section 6.2 Maintenance of Existence: Conduct of Business. Except as provided in Section 7.3, the Borrower will preserve and maintain, and will cause each Guarantor to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its businesses in an orderly and efficient manner in accordance with good business practices.

      Section 6.3 Maintenance of Properties. Subject to Sections 7.3 and 7.6, the Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, in all material respects, all of its properties (tangible and intangible) necessary in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted).

      Section 6.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent all material taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established to the extent required by GAAP.

      Section 6.5 Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower will maintain and will cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, and business interruption insurance with respect to processing centers in accordance with the Borrower's and such Subsidiaries' current practices reasonably satisfactory to the Agent.

      Section 6.6 Inspection Rights. At any reasonable time during business hours and from time to time, provided that so long as no Event of Default exists the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and the Lenders to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

      Section 6.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

      Section 6.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

      Section 6.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply with all agreements, contracts, and instruments binding on it or affecting its properties or business if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

      Section 6.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Agent or any Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents to create, preserve, and perfect the Liens of the Agent in the Collateral.

      Section 6.11 ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements of ERISA and the applicable provisions of the Code relating thereto, if applicable, so as not to give rise to any liability thereunder if its failure to comply could reasonably be expected to result in a Material Adverse Effect.

      Section 6.12 Additional Material Subsidiaries as Guarantors: Additional Designated Subsidiaries as Guarantors; Execution of Additional Security Agreements-Guarantors.

            (a) The Borrower will cause each Material Subsidiary created or acquired after the Effective Date to execute (i) a Guaranty Agreement-Foreign if such Material Subsidiary is a Foreign Subsidiary (and such Subsidiary qualifies as a Foreign Guarantor) and (ii) a Guaranty Supplement in substantially the form of Exhibit A to the Guaranty Agreement-Domestic if such Material Subsidiary is a Domestic Subsidiary. The Borrower will cause each such Material Subsidiary to deliver such Guaranty Agreement to the Agent.

            (b) If any Subsidiary which was not determined to be a Material Subsidiary on the Effective Date, but upon its creation or acquisition becomes a Material Subsidiary, the Borrower will promptly give the Agent notice of such event and will cause such Material Subsidiary to execute and deliver to the Agent a Guaranty Agreement-Foreign (if such Material Subsidiary is a Foreign Subsidiary and qualifies as a Foreign Guarantor) or a Guaranty Supplement in substantially the form of Exhibit A to the Guaranty Agreement-Domestic (if such Material Subsidiary is a Domestic Subsidiary), unless the Required Lenders determine that such Material Subsidiary is not to be a Guarantor.

            (c) Contemporaneously with the delivery by any Material Subsidiary of a Guaranty Agreement pursuant to paragraph (a) or (b) of this Section 6.12, such Material Subsidiary will execute and deliver to the Agent (i) a Pledge and Security Agreement if such Material Subsidiary is a Foreign Subsidiary, (ii) a Security Agreement Supplement and substantially the form of Exhibit G to the Pledge and Security Agreement if such Material Subsidiary is a Domestic Subsidiary, and (iii) uniform commercial code or other applicable financing statements or documents with respect to security interest granted by the document executed in connection with clause (i) or (ii) of this Section 6.12(c), as applicable.

      Section 6.13 Continuity of Operations. Subject to Sections 7.3 and 7.6, the Borrower will continue to conduct, and will cause each of the Guarantors to continue to conduct, its primary businesses as conducted as of the Effective Date and to continue its operations in such businesses.

      Section 6.14 Intercompany Notes.

            (a) All loans and other advances made by the Borrower or any of its Subsidiaries to the Borrower or any of the Borrower's other Subsidiaries shall be evidenced by an Intercompany Note.

            (b) Each Intercompany Note shall be subordinated to the Notes on terms and conditions reasonably satisfactory to the Required Lenders.

            (c) No Intercompany Note shall be renewed, extended, amended, restated, replaced, or otherwise modified without the Required Lenders' prior written consent.

      Section 6.15 Additional Appraisals. The Borrower shall promptly pay, upon demnd, the costs and expenses associated with any appraisal on machinery, equipment, real property and other fixed assets of Borrower and its Subsidiaries, which appraisals may be required by the Agent in its sole discretion no more frequently than once during each Fiscal Year.

                                  ARTICLE VII

                               Negative Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any commitment to lend hereunder, the Borrower will observe the following negative covenants:

      Section 7.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

            (a) Debt and Contingent Liabilities pursuant to the Loan Documents;

            (b) Existing Debt and Contingent Liabilities described on Schedule
      7.1 hereto;

            (c) Extensions, renewals, refundings, amendments or replacements of Debt permitted by clauses (a) and (b) above or clause (d) below provided that no such extension, renewal, refunding or replacement shall (i) if such Debt is Subordinated Debt, amend or modify any subordination provisions, if any, contained in the original Debt so that the Debt, as extended, renewed or replaced, is no longer Subordinated

      Debt, (ii) shorten the fixed maturity of the Debt being refinanced, (iii) increase the principal amount of the Debt being financed by an amount greater than the lesser of (A) reasonable fees and expenses incurred in connection with such refinancing and (B) an amount equal to five percent (5.00%) of the principal amount of the Debt being refinanced, or (iv) increase the rate of interest to a rate greater than the current market rate at the time of the extension, renewal, refunding or replacement of the original Debt;

            (d) Subordinated Debt so long as the Borrower has delivered a Compliance Certificate concurrently with the issuance thereof demonstrating pro forma compliance with Sections 8.1, 8.2 and 8.3 of this Agreement;

            (e) Additional purchase money Debt and Capital Lease Obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

            (f) Debt of the Borrower to a Guarantor or of a Guarantor to the Borrower, so long as such Debt is evidenced by an Intercompany Note and does not exceed the Revolving Credit Commitments (as defined in the Senior Credit Agreement), in the aggregate, outstanding at any time;

            (g) Debt of the Borrower to a Subsidiary which is not a Guarantor or of a Subsidiary to another Subsidiary which is not a Guarantor so long as such Debt is evidenced by an Intercompany Note and does not exceed $2,000,000, in the aggregate, outstanding at any time;

            (h) Obligations of the Borrower or any Subsidiary under real estate leases entered into in the ordinary course of business;

            (i) Contingent Obligations under any guaranty by the Borrower or any Subsidiary of obligations as lessee under any lease which is otherwise permitted under this Agreement;

            (j) Debt constituting deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed $2,000,000 in the aggregate at any time outstanding;

            (k) indemnities arising under agreements entered into by the Borrower or any Subsidiary in the ordinary course of business;

            (l) Debt arising on account of deferred Taxes, deferred workers compensation liabilities or deferred employee medical liabilities; and

                  (m) Additional Debt other than described in Sections 7.1(a)
            through 7.1(l) in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

      Section 7.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of their respective properties, assets, or revenues, whether now owned or hereafter acquired, except the following (herein referred to as "Permitted Liens"):

                  (a) Liens disclosed on Schedule 7.2 hereto;

                  (b) Liens in favor of the Agent for the benefit of the
            Lenders;

                  (c) Encumbrances consisting of minor easements, zoning
            restrictions, or other restrictions on the use of property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or its Subsidiaries to use such assets in their respective businesses;

                  (d) Liens for taxes, assessments, or other governmental
            charges which are not delinquent for longer than ninety (90) days or which are being contested in good faith and for which adequate reserves have been established;

                  (e) Liens of landlords, tenants, vendors, mechanics,
            materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not delinquent for longer than ninety (90) days and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                  (f) Liens resulting from good faith deposits to secure
            payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt), or leases made in the ordinary course of business;

                  (g) Liens incurred in connection with Debt permitted under
            Section 7.1(e), so long as such Liens only extend to the assets being acquired with the proceeds of such Debt;

                  (h) Liens incurred in connection with the Senior Debt;

                  (i) Inchoate Liens arising under ERISA;

                  (j) Rights of set-off or banker's liens created by law in
            favor of commercial banks;

                  (k) Liens to be discharged and released on the Effective Date;

                  (l) precautionary UCC filings regarding operating leases
            entered into in the ordinary course of business; and

                  (m) Liens securing Debt permitted by Section 7.1(d), so long as (i) the Agent has, in its reasonable credit judgment, consented to the granting of any such Lien, and (ii) the aggregate principal amount of the Debt secured by all such Liens shall not, at any time, exceed $20,000,000.

      Section 7.3 Mergers, Dissolutions, Etc. The Borrower will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for the following:

                  (a) any other such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Subsidiary of the Borrower into the Borrower or into, with or to any other Subsidiary of the Borrower; provided that (i) if such event involves the Borrower, the Borrower shall be the surviving corporation, (ii) if such event involves a Guarantor, a Guarantor shall be the surviving corporation and (iii) no Default or Event of Default shall exist at such time;

                  (b) any such purchase or other acquisition by the Borrower of the assets or stock of any Guarantor or any Subsidiary of the Borrower, or by any Guarantor or any Subsidiary of the Borrower of the assets or stock of any Subsidiary of the Borrower;

                  (c) any such merger or consolidation of the Borrower or a
            Subsidiary of the Borrower into, with or to any other Person or any such purchase or other acquisition by the Borrower or any Subsidiary of the Borrower of the assets or stock of any other Person where (i) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (ii) the Borrower and its Subsidiaries, taken as a whole, are in pro forma compliance with all the terms and conditions of this Agreement, including without limitation the financial covenants set forth in Article VIII taking into account such purchase or acquisition; (iii) such Person (or its board of directors or similar body) has approved such acquisition or other purchase; and (iv) if, after giving effect to such purchase or other acquisition, the Leverage Ratio is greater than 2.50 to 1.00 (based on the most recent financial statements in Agent's possession), then for such transactions under this clause (iv) (A) the aggregate consideration to be paid or Funded Debt incurred (or assumed) by the Borrower and its Subsidiaries in connection with any single purchase or acquisition is not greater than $15,000,000 and (B) taking into account and including all such transactions since the Effective Date, the aggregate consideration to be paid or Funded Debt incurred (or assumed) by the Borrower and its Subsidiaries in connection with all such purchases or acquisitions is not greater than $50,000,000;

                  (d) investments in joint ventures, partnerships and other
            entities not exceeding in the aggregate $2,000,000; and

                  (e) transactions permitted under Section 7.6.

      Section 7.4 Loans and Investments. The Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures or other securities of, any Person, except:

                  (a) advances or loans to, or investments in, Subsidiaries
            (other than the Borrower and the Guarantors), so long as such advances, loans, or investments made after the Effective Date do not exceed, in the aggregate, $500,000;

                  (b) any bonds or other obligations of the United States of
            America which, as to principal and interest, constitute direct obligations or are guaranteed by the United States of America;

                  (c) any bonds, debentures, participation certificates, notes or other obligations of any agency or corporation or instrumentality of the United States of America, the obligations of which are unconditionally guaranteed by the United States of America;

                  (d) interest bearing accounts, interest bearing deposits,
            Eurodollar investments, or certificates of deposit issued by or bankers acceptances drawn or accepted by, banks or trust companies, including the Agent, organized under the laws of the United States or any state thereof, but only with institutions whose capital and surplus is in excess of $500,000,000;

                  (e) investments described in Section 7.3(d); and

                  (f) advances or loans to any employee of the Borrower or any
            Subsidiary (i) in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes of up to $100,000 for any employee and up to $200,000 in the aggregate at any one time outstanding, and (ii) to finance the exercise of stock options up to $100,000 for any employee and up to $300,000 in the aggregate at any one time outstanding.

      Section 7.5 Transactions With Affiliates. Except as disclosed on Schedule 10.5, the Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary 's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the

Borrower or such Subsidiary; provided that the foregoing shall not prohibit the Borrower or the Subsidiaries from entering into management contracts with Affiliates upon fair and reasonable terms in the ordinary course of business or from entering into transactions permitted by this Agreement.

      Section 7.6 Disposition of Assets. Subject to Sections 6.2, 6.3 and 7.3, the Borrower will not sell, lease, assign, transfer, or otherwise dispose of any of its assets, nor permit any Subsidiary to do so with any of its assets, except
(a) dispositions of inventory in the ordinary course of business, (b) transfers of condemned property to the Governmental Authority that has condemned such property, (c) transfers of property that have been subject to casualty, (d) licenses or sublicenses of software in the ordinary course of business, and (e) the disposition of certain real property and improvements located thereon, located in (i) 1501 Avenue F, Bay City, Texas, (ii) 217 Prospect, Houma, Louisiana, (iii) 815 North Gulf Boulevard, Freeport, Texas, and (iv) 1414 Johnny Drive, Port Lavaca, Texas, and (f) without duplication of clauses (a) through
(e) above, dispositions of personal property of the Borrower and the Subsidiaries made in the best business judgment of the Borrower, if (i) no Event of Default has occurred and is continuing, (ii) no Event of Default would arise as a result of any such disposition, and (iii) the aggregate book value of all such assets disposed of in reliance on this Section 7.6(e) shall not exceed in any Fiscal Year 5% of the Borrower's Consolidated Net Worth, and (iv) the Borrower shall have delivered to the Agent (a) a summary of (x) the terms of the proposed disposition, including without limitation, a description of the Property to be sold, the current book value of such Property by class, and the consideration received for such Property, (y) the effect of such disposition on the Borrower's trailing twelve-month financial performance, and (z) changes to the appraised value of the assets of the Borrower and its Subsidiaries; and (b) to the extent such disposition consists of a sale of a Subsidiary (or a division of any Subsidiary), consolidating, company-prepared financial statements of Borrower and its Subsidiaries (both including and excluding the Subsidiary or division that is to be sold) for the latest Fiscal Year end and for the year-to-date, which financial statements shall include, without limitation, balance sheets, statements of income and retained earnings and of cash flows, all of which shall be prepared in accordance with GAAP.

      Section 7.7 Sale and Leaseback. Other than a sale/leaseback arrangement with respect to all of the Borrower's and its Subsidiaries' motor vehicles, the Borrower will not enter into, and will not permit any Subsidiary to enter into, any arrangement or series of arrangements with any Person pursuant to which any of them leases from such Person or group of Persons real or personal property that has been or is to be sold or transferred, directly or indirectly, by any of them to such Person, except that the Borrower and the Subsidiaries may enter into such arrangements as long as the aggregate book value of the property sold and which at any time remains subject to a lease does not exceed $1,000,000.

      Section 7.8 Nature of Business. The Borrower will not, and will not permit any Guarantor to, engage in any business other than the businesses in which they are engaged as of the date hereof and other businesses reasonably related thereto.

      Section 7.9 Environmental Protection. If, as a result thereof, a Material Adverse Effect could be reasonably be expected to result therefrom, the Borrower will not, and will not permit any Subsidiary to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with Environmental Law, (b) generate any Hazardous Material except in compliance with Environmental Law, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or
(d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate in any material respect any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

      Section 7.10 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, make any material change (a) in accounting treatment or reporting practices, except as required or permitted by GAAP, or (b) in tax reporting treatment, except as required or permitted by law.

      Section 7.11 Changes to Subordinated Debt. The Borrower will not agree, and will not permit any of its Subsidiaries to agree, to any change or amendment to the terms of any agreement, document or instrument evidencing or executed in connection with any Subordinated Debt if the effect of such change or amendment is to: (a) increase the interest rate on such Subordinated Debt, (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates, (c) change any default or event of default or covenant other than to delete or make less restrictive any default or covenant provision therein, or add any covenant with respect to such Subordinated Debt, (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith, (e) grant any security, collateral or guaranty (or additional security, collateral or guaranty, as the case may be) to secure payment of such Subordinated Debt, (f) change any of the terms of subordination thereof, or (g) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to the Borrower or the Lenders.

      Section 7.12 Restrictions on Certain Subsidiaries. Notwithstanding any other provision of the Agreement, the Borrower will not permit (a) any of T-3 Management LP, Inc., Cor-Val LP, Inc., Preferred Industries LP, Inc., or O&M Equipment LP, Inc. to: (i) incur, create or assume any Debt, (ii) grant any Liens on its assets, (iii) incur, create or assume any liabilities other than liabilities arising by operation of law and the costs of maintaining its corporate existence, or (iv) engage in any trade or business other than acting as a limited partner in the limited partnership in which it currently acts as a limited partner, (b) T-3 Investment Corporation IV, The Rex Group, Inc., Landreth Metal Forming, Inc., T-3 Investment Corporation V, T-3 Investment Corporation VI, and T-3 Machine Tools, Inc. to: (i) incur, create or assume any Debt, (ii) grant any Liens on its assets, (iii) incur, create or assume any liabilities other than liabilities arising by operation of law or the costs of maintaining its corporate existence, and (c) T-3 Investment Corporation IV to engage in any trade or business other than acting as a stockholder in T-3 Investment Corporation III.

      Section 7.13 Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that (i) each Subsidiary may make Restricted Payments to the Borrower or any Guarantor, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made, and (ii) so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                  (a) the Borrower and each Subsidiary may declare and make
            dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

                  (b) the Borrower may purchase, redeem or otherwise acquire
            Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

                  (c) the Borrower may issue and sell shares of its common
            stock.

                                  ARTICLE VIII

                               Financial Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any commitment to lend hereunder, the Borrower will observe and perform the following financial covenants:

      Section 8.1 Consolidated Net Worth. The Borrower will at all times maintain a Consolidated Net Worth in an amount which is not less than the sum of
(a) 90% of Consolidated Net Worth as of the Effective Date, plus (b) 50% of Net Income during the period beginning on the Effective Date and ending on the date on which such calculation is made, plus (c) 100% of the sum of the net proceeds of any Equity Interests issued by the Borrower after the Effective Date, minus
(d) the amount of any write-downs of goodwill, to the extent such amounts are deducted in calculating Net Income. Consolidated Net Worth shall be calculated and tested quarterly as of the last day of each Fiscal Quarter.

      Section 8.2 Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries will at all times maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00. The Fixed Charge Coverage Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter for the Calculation Period ending on the last day of such Fiscal Quarter.

      Section 8.3 Leverage Ratio. The Borrower and its Subsidiaries will maintain at all times, on a consolidated basis, a Leverage Ratio of not greater than (a) for Fiscal Quarters ending during the period commencing on the date hereof and ending on June 30, 2006, 4.375 to 1.00, and (b) for the Fiscal Quarter ending September 30, 2006 and for each Fiscal Quarter thereafter, 4.125 to 1.00. The Leverage Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter for the Calculation Period ending on the last day of such Fiscal Quarter.

      Section 8.4 Senior Leverage Ratio. The Borrower and its Subsidiaries will maintain at all times, on a consolidated basis, a Senior Leverage Ratio of not greater than (a) for Fiscal Quarters ending during the period commencing on the date hereof and ending on June 30, 2006, 3.50 to 1.00, and (b) for the Fiscal Quarter ending September 30, 2006 and for each Fiscal Quarter thereafter, 3.25 to 1.00. The Senior Leverage Ratio shall be calculated and tested quarterly as of the last day of each Fiscal Quarter for the Calculation Period ending on the last day of such Fiscal Quarter.

      Section 8.5 Capital Expenditures. The Borrower will not make, and will not permit any of its Subsidiaries to make, Capital Expenditures during any Fiscal Year which exceed, in the aggregate, twenty-five percent (25%) of EBITDA for the Borrower and its Subsidiaries for the immediately preceding Fiscal Year.

                                   ARTICLE IX

                                     Default

      Section 9.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower shall fail to pay (I) any interest or
            principal portion of the Obligations when due or (ii) any other portion of the Obligations.

                  (b) Any representation or warranty made or deemed made by the
            Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower or any Obligated Party shall fail to perform, observe, or comply with (i) any covenant, agreement, or term contained in Sections 6.2, 6.3, 6.4, 6.7, 6.8, 6.9, 6.11, 6.13 and
            6.14 of this Agreement and such failure shall continue for twenty
            (20) days after the occurrence thereof, or (ii) any other covenant, agreement, or term contained in this Agreement or in any other Loan Document.

                  (d) The Borrower or any Obligated Party shall commence a
            voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law nor or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against the
            Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for its or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 60 days.

                  (f) The Borrower or any Obligated Party shall fail to
            discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $2,250,000 against any of its assets or properties.

                  (g) A final judgment or judgments for the payment of money in excess of $2,250,000 in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appealed therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower, any Subsidiary, or any Obligated Party shall be in default under any agreement, instrument or other document evidencing or in any way related to any Debt (other than the Obligations or the Senior Debt) in excess of $2,250,000, which default permits any holder of such Debt to accelerate the maturity of such Debt or require all or any portion of such Debt to be prepaid prior to the stated maturity thereof, whether or not the maturity of such Debt shall actually have been accelerated or such prepayment shall actually have been demanded.

                  (i) The Senior Lenders or the agent for the Senior Lenders shall have accelerated the maturity of the Senior Debt or required all or any portion of such Debt be prepaid prior to the stated maturity thereof.

                  (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (k) The Borrower, any of its Subsidiaries, or any Obligated
            Party, or any of their properties, revenues, or assets, shall become subject to an order of forfeiture, seizure, or divestiture and the same shall not have been discharged within thirty (30) days from the date of entry thereof.

                  (l) A Change of Control shall have occurred.

                  (m) Any of the following events shall occur or exist with
            respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $2,250,000.

                  (n) Any event or circumstance shall occur or exist that causes a Material Adverse Effect.

      Section 9.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Lenders, shall) without notice terminate any commitment to lend hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.1 (d) or Section 9.1(e), any commitment of the lenders to lend hereunder shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Except as otherwise expressly set forth herein, if any Event of Default shall occur and be continuing, the Agent may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

      Section 9.3 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Agent may, at the direction of the Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document except for Agent's gross negligence or willful misconduct.

                                   ARTICLE X

                                    The Agent

      Section 10.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this Agreement, the Lenders hereby irrevocably appoint and authorize Agent to act as their agent hereunder and under each of the other Loan Documents. The Agent consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Lenders authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Lenders, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of the Lenders:

                  (a) To receive on behalf of each of the Lenders and the Agent any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes, and to distribute to each Lender and the Agent, or any or some of them its share of all payments so received as provided in this Agreement;

                  (b) To receive all documents and items to be furnished under the Loan Documents;

                  (c) To act as nominee for and on behalf of the Lenders and the
            Agent in and under the Loan Documents.

                  (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrower;

                  (e) To distribute to the Lenders information, requests,
            notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to the Borrower, the other
            Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders;

                  (g) To the extent permitted by the Loan Documents, to exercise on behalf of itself and each Lender all rights and remedies of Lenders upon the occurrence of any Event of Default;

                  (h) To enter into the Intercreditor Agreement;

                  (i) To accept, execute, and deliver any security documents as the secured party, including, without limitation all financing statements; and

                  (j) To take such other actions as may be requested by Required
            Lenders.

      Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives an Assignment and Acceptance signed by such payee; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders; (iv) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder;
(v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

      Section 10.2 Rights of Agent as a Lender. With respect to its Commitment hereunder, the portion of the Loans funded by it and the Note issued to it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders.

      Section 10.3 Sharing of Payments, Etc. If any Lender shall obtain any payment of any principal of or interest on the Loans made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Lender, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Lender shall promptly purchase from the other Lenders participations in those portions of the Loans held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in those portions of the Loans made by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of those portions of the Loans to the Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

      Section 10.4 Indemnification. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 11.1 AND 11.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 11.1 AND 11.2), RATABLY IN

ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

      Section 10.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Obligated Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any

Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

      Section 10.6 Several Commitments. The commitments to lend and other obligations of the Lenders under this Agreement are several. The default by the Lender in renewing, rearranging and extending the Debt evidenced by the Existing Note and funding the Additional Advance in accordance with its Commitment hereunder shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making its portion of the Additional Advance, each nondefaulting Lender shall be obligated to make its portion of the Additional Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment, as applicable. No Lender shall be responsible for any act or omission of any other Lender.

      Section 10.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders (with the consent of the Borrower, with consent will not be unreasonably withheld) will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $500,000,000.00. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE XI

                                  Miscellaneous

      Section 11.1 Expenses. Borrower hereby agrees to pay on demand (a) all reasonable costs and expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Lenders, (b) all reasonable costs and expenses of the Agent and the Lenders in connection with any

Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Lenders, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other reasonable costs and expenses incurred by the Agent and the Lenders in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with obtaining audit, or appraisal in respect of the Collateral.

      Section 11.2 Indemnification. THE BORROWER SHALL INDEMNIFY EACH OF THE AGENT AND THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENT, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING.

      Section 11.3 Limitation of Liability. Neither the Agent or the Lenders nor any Affiliate, officer, director, employee, attorney, or agent of the Agent or the Lenders shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or the Lenders or any of such Person's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained in this Section shall affect the rights of the Borrower to collect actual damages awarded to them against any of the Agents, the Lenders or any Affiliate of any of the foregoing Persons.

      Section 11.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by any of the Agent or the Lenders shall have the right to act exclusively in the interest of such Persons and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

      Section 11.5 Lender Not Fiduciary. The relationship between the Borrower, on one hand, and the Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and no such Person has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and such Persons to be other than that of debtor and creditor.

      Section 11.6 No Waiver; Cumulative Remedies. No failure on the part of any of the Agent or the Lenders to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

      Section 11.7 Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the
            benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and its Percentage of outstanding principal of the Loans); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and its Percentage of outstanding principal of the Loans) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Note for all purposes of this Agreement, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Participants have no rights under the Loan Documents except as provided below. Subject to the following, each Lender may obtain, on behalf of its participants, the benefits of Section 2.14 with respect to all participations in its part of the Obligations outstanding from time to time, so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Section 2.14 calculated as though no participations have been made. No Lender may sell any participating interest under which the participant has any rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in Section 11.7(a), (b) and (c).

                  (b) The Borrower and each of the Lenders agree that any Lender
            (the "Assigning Lender") may, with the Agent's consent (which consent shall not be unreasonably withheld) and unless an Event of Default has occurred, the Borrower's consent, which consent of the Borrower shall not be unreasonably withheld or delayed, at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and its Percentage of outstanding principal of the Loans) (each an "Assignee"); provided, however, that (i) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment and the amount of outstanding principal of the Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (ii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $5,000 to be paid by the Assignee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Lender that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto); provided that the Obligations of the Borrower under Sections 2.14, 11.1 and 11.2 shall continue to apply to such Lender.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the current financial statements dated a date acceptable to such assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
            (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form satisfactory to the Agent in its sole discretion, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount of outstanding principal of the Loans assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a portion of its portion of the Loans, a new Note to the order of the Assigning Lender in an amount equal to the amount of outstanding principal of the Loans retained by it hereunder (each such promissory note shall constitute a "Note", as applicable, for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the last interest payment date prior to the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the Notes initially issued pursuant hereto with appropriate changes.

                  (f) Any Lender may, in connection with any assignment or
            participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by or on behalf of the Borrower or its Subsidiaries.

      Section 11.8 Survival. All representations and warranties made in this Agreement or any other Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by any of the Agent or the Lenders or any closing shall affect the representations and warranties or the right of any such Person to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Sections 2.14, 11.1 and 11.2 shall survive repayment of the Notes and termination of the Lenders' commitments to lend hereunder.

      Section 11.9 ENTIRE AGREEMENT; AMENDMENTS. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Borrower and the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (a) extend or increase the amount of the Commitments,
(b) extend the date for payment of any principal of or interest on the Loans or any fees or other amounts payable hereunder, (c) reduce the principal amount of the Loans, the rate of interest thereof or any fees or other amounts payable hereunder, (d) release a Guaranty Agreement or all or substantially all of the Collateral, or (e) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provisions of Article X or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                  (i) requiring the consent of all Lenders, the consent of
            Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (I) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                  (ii) requiring the consent of Required Lenders, the consent of
            Required Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders' outstanding Percentage of the Loans for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance(s), without premium or discount.

      Section 11.10 Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any of the Agent or the Lenders ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Agent and the Lenders shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof; and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

      Section 11.11 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be in writing and may be telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a

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

notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered to, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Article II shall not be effective until received by the Agent.

      Section 11.12 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. SUBJECT TO SECTION 11.19, ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 11.11. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR, SUBJECT TO SECTION 11.19, SHALL LIMIT THE RIGHT OF SUCH PERSONS TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. SUBJECT TO SECTION 11.19, ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST ANY OF THE AGENT OR THE LENDERS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

      Section 11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 11.14 Severability. Any provision of this Agreement by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section 11.15 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

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

      Section 11.16 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

      Section 11.17 Construction. The Borrower, the Agent and the Lenders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Agent and the Lenders.

      Section 11.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

      Section 11.19 WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED, BY APPLICABLE LAW, EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND ANY OTHER PARTY TO THIS AGREEMENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR ANY RELATIONSHIP BETWEEN ANY OTHER PARTY TO THIS AGREEMENT AND THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED IN THIS AGREEMENT.

      Section 11.20 Amendment and Restatement; Release. This Agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OBLIGATED PARTIES' OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. TO INDUCE THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT, THE BORROWER AND, BY THE EXECUTION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH GUARANTOR WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES THE AGENT, THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE

"RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE BORROWER OR ANY GUARANTOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF OR FROM OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                   ARTICLE XII

                                   Arbitration

      Section 12.1 Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in Section 12.5 below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      Section 12.2 Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

      Section 12.3 No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain

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

provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

      Section 12.4 Arbitrator Qualifications and Powers Awards. Arbitrators must be active members of the State Bar of Texas with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of Texas, (ii) may grant any remedy or relief that a court of the State of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      Section 12.5 Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the State of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the State of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the State of Texas.

      Section 12.6 Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to the Loan Documents or

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

the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW]

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

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      BORROWER:

                                      T-3 ENERGY SERVICES, INC.

                                      By:       /s/ Michael T. Mino
                                          --------------------------------------
                                           Michael T. Mino, Vice President

                                      Address for Notices:
                                      13111 Northwest Freeway, #500
                                      Houston, Texas 77040
                                      Fax No.: (713) 224-6430
                                      Telephone No.: (713) 996-4122
                                      Attention: Michael T. Mino

                                      AGENT AND LENDER:

                                      WELLS FARGO ENERGY CAPITAL, INC.

Commitment:                           By:       /s/ Gary Milavec
                                          --------------------------------------
                                           Gary Milavec, Senior Vice President

$12,000,000 renewal,                  Address for Notices:
 rearrangement and extension          1000 Louisiana, Suite 600
                                      Houston, Texas 77002

$3,000,000 Additional Advance         Fax No.: 713-652-5874
                                      Telephone No.: 713-319-1612
                                      Attention: Gary Milavec

Signature page Amended and Restated Loan Agreement